Exhibit 99.1

Contact:
Lorin Crenshaw	225.388.7322

Albemarle Reports Record Fourth Quarter and Record Full Year 2011 Results

BATON ROUGE, LA - January 23, 2012 –

Fourth quarter 2011 highlights:

•	Best fourth quarter earnings performance in Company history.

•	Quarterly earnings of $1.11 per share, up 21 percent over fourth quarter 2010 results.

•	Ninth consecutive quarter of year-over-year quarterly earnings growth for the Company.

•	Net sales of $707 million for the quarter, up 17 percent over fourth quarter 2010.

•	Full year 2011 finishes with highest annual revenue and earnings in history of the Company.

	Three Months Ended December 31,		Year Ended December 31,
In thousands, except per share amounts	2011	2010	2011	2010
Net sales	$707,390	$604,975	$2,869,005	$2,362,764
Segment income	$162,799	$135,842	$700,990	$519,182
Net income attributable to Albemarle Corporation	$99,443	$84,972	$436,280	$323,720
Diluted earnings per share	$1.11	$0.92	$4.77	$3.51
Special item per share	$—	$—	$—	$0.05

Diluted earnings per share excluding special item	$1.11	$0.92	$4.77	$3.56

Albemarle Corporation (NYSE: ALB) reported fourth quarter 2011 earnings of $99.4 million, or $1.11 per share, compared to fourth quarter 2010 earnings of $85.0 million, or $0.92 per share. The Company reported net sales of $707.4 million in the fourth quarter of 2011 compared to net sales of $605.0 million in the fourth quarter of 2010.

Earnings for the full year 2011 were $436.3 million, or $4.77 per share, compared to $323.7 million, or $3.51 per share, for 2010. Excluding the $7.0 million ($4.6 million after tax, or 5 cents per share) charge for restructuring costs in the first quarter of 2010, earnings for 2010 were $328.3 million, or $3.56 per share. Net sales for 2011 were $2.9 billion compared to $2.4 billion for 2010.

“We are very pleased to report strong fourth quarter results which capped a record year at Albemarle during which each of our business segments recorded the highest revenue and profitability in our history,” said Luke Kissam, President and CEO. “Despite a challenging operating environment in the second half of the year, we grew revenue by 21% to $2.9 billion and earnings by 34% to $4.77 per share. We closed the year with a very strong balance sheet, which gives us the financial flexibility to fund growth opportunities. These results, which are a credit to the strength of our businesses and the innovation of our employees, put us on track to achieve our Vision 2015 goals.”

Quarterly Segment Results

Catalysts generated net sales of $289.5 million in the fourth quarter of 2011, a 25 percent increase over net sales in the fourth quarter of 2010, due mainly to favorable pricing. Catalysts segment income was $83.6 million in the fourth quarter of 2011, up 43 percent over fourth quarter 2010 results of $58.5 million due primarily to favorable pricing gains while partly offset mainly by higher input costs and lower equity income versus the fourth quarter of 2010.

Polymer Solutions delivered net sales of $209.3 million in the fourth quarter of 2011, a 5 percent decrease over net sales in the fourth quarter of 2010, with favorable impacts from pricing and foreign currency being offset overall by lower volumes. Segment income for Polymer Solutions was $36.6 million in the fourth quarter of 2011, a 28 percent decline from $51.0 million in the fourth quarter of 2010, due primarily to lower volumes and higher input costs, partly offset by favorable pricing.

Fine Chemistry net sales in the fourth quarter of 2011 were $208.5 million, a 36 percent increase over net sales in the fourth quarter of 2010, due mainly to favorable volumes and pricing. Segment income for Fine Chemistry was $42.6 million for the fourth quarter of 2011, over 60 percent higher than fourth quarter 2010 results of $26.3 million, due primarily to favorable pricing and volume performance, partly offset by higher input costs and higher charges attributable to noncontrolling interests.

Corporate and Other

Corporate and other expense for the fourth quarter and year ended December 31, 2011 was $24.6 million and $97.5 million, respectively. The increase over the comparable periods in 2010 was due primarily to higher personnel-related costs including performance-based incentive compensation and pension costs.

Interest and financing expenses were $9.0 million for the fourth quarter of 2011 compared to $7.5 million for the fourth quarter of 2010, with this increase due primarily to higher average interest rates on outstanding borrowings during the 2011 period.

Our fourth quarter and full year 2011 effective income tax rates were 23.3 percent and 23.6 percent, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $490 million for the full year 2011, and we had $469.4 million in cash and cash equivalents at December 31, 2011. During 2011, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $198.0 million (which includes approximately $40.0 million in capital expenditures associated with our Jordan Bromine joint venture), long-term debt repayments of $109.6 million, pension and postretirement contributions of $59.8 million, dividends to shareholders of $57.8 million and repurchases of $178.1 million of our common stock.

Outlook

In the second half of 2011, the global economic uncertainty contributed to conservative cash management and lower demand in certain supply chains, and this was particularly true in our Polymer Solutions segment. How long that uncertainty will last is not clear at this time. However, our businesses remain healthy, and we believe the end markets we serve may stabilize or accelerate in the second half of 2012.

Earnings Call

The Company’s performance for the fourth quarter and the year ended December 31, 2011 will be discussed on a conference call at 8:00 AM Eastern Standard time on January 24, 2012. The call can be accessed by dialing 800-901-5217 (International Dial In # 617-786-2964), and entering conference ID 62911660. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is continuing to advance its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2011. Albemarle employs approximately 4,000 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to product development, improvements in productivity, market trends, price and mix changes, expected growth, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no

assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through increases; acquisitions and divestitures, and changes in performance of acquired companies; fluctuations in foreign currencies; changes in laws and government regulation of our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest, including terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings; changes in monetary policies or inflation or interest rates, which may impact our ability to raise capital or increase our cost of funds, the performance of our pension fund investments and our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement and other risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our 2011 Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$707,390	$604,975	$2,869,005	$2,362,764
Cost of goods sold	473,308	408,514	1,891,946	1,616,842

Gross profit	234,082	196,461	977,059	745,922
Selling, general and administrative expenses	79,021	70,403	312,136	265,722
Research and development expenses	18,987	14,672	77,083	58,394
Restructuring and other charges (a)	—	—	—	6,958

Operating profit	136,074	111,386	587,840	414,848
Interest and financing expenses	(8,998)	(7,474)	(37,574)	(25,533)
Other (expenses) income, net	(177)	1,204	357	2,788

Income before income taxes and equity in net income of unconsolidated investments	126,899	105,116	550,623	392,103
Income tax expense	29,591	23,802	130,014	92,719

Income before equity in net income of unconsolidated investments	97,308	81,314	420,609	299,384
Equity in net income of unconsolidated investments (net of tax)	6,636	8,025	43,754	37,975

Net income	103,944	89,339	464,363	337,359
Net income attributable to noncontrolling interests	(4,501)	(4,367)	(28,083)	(13,639)

Net income attributable to Albemarle Corporation	$99,443	$84,972	$436,280	$323,720

Basic earnings per share	$1.12	$0.93	$4.82	$3.54
Diluted earnings per share	$1.11	$0.92	$4.77	$3.51
Weighted-average common shares outstanding – basic	88,805	91,567	90,522	91,393
Weighted-average common shares outstanding – diluted	89,819	92,350	91,522	92,184

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$469,416	$529,650
Other current assets	886,204	818,548

Total current assets	1,355,620	1,348,198

Property, plant and equipment	2,619,428	2,440,178
Less accumulated depreciation and amortization	1,489,948	1,433,865

Net property, plant and equipment	1,129,480	1,006,313

Other assets and intangibles	718,724	713,570

Total assets	$3,203,824	$3,068,081

LIABILITIES AND EQUITY
Current portion of long-term debt	$14,416	$8,983
Other current liabilities	386,762	355,194

Total current liabilities	401,178	364,177

Long-term debt	749,257	851,927
Other noncurrent liabilities	296,659	266,661
Deferred income taxes	77,903	109,570
Albemarle Corporation shareholders’ equity	1,591,277	1,416,074
Noncontrolling interests	87,550	59,672

Total liabilities & equity	$3,203,824	$3,068,081

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Year Ended December 31,
	2011	2010
Cash and cash equivalents at beginning of year	$529,650	$308,791
Cash and cash equivalents at end of year	$469,416	$529,650

Sources of cash and cash equivalents:
Net income	464,363	337,359
Proceeds from issuance of senior notes	—	346,853
Proceeds from other borrowings	9,415	125,797
Proceeds from exercise of stock options	2,230	7,135

Uses of cash and cash equivalents:
Capital expenditures	(197,746)	(75,478)
Repurchases of common stock	(178,132)	(14,945)
Repayments of long-term debt	(109,591)	(424,123)
Dividends paid to shareholders	(57,759)	(49,643)
Pension and postretirement contributions	(59,773)	(80,105)
Cash impact from deconsolidation of Stannica JV, net	—	(12,649)
Investments in equity and other corporate investments	(10,868)	(1,338)

Non-cash items:
Depreciation and amortization	96,753	95,578
Restructuring and other charges (a)	—	6,958
Equity in net income of unconsolidated investments	(43,754)	(37,975)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales:
Polymer Solutions	$209,318	$219,956	$1,001,922	$903,745
Catalysts	289,524	231,569	1,116,863	890,007
Fine Chemistry	208,548	153,450	750,220	569,012

Total net sales	$707,390	$604,975	$2,869,005	$2,362,764

Segment operating profit:
Polymer Solutions	$36,018	$50,488	$239,918	$195,681
Catalysts	78,091	52,069	287,342	219,125
Fine Chemistry	46,497	29,254	157,884	79,505

Total segment operating profit	160,606	131,811	685,144	494,311

Equity in net income of unconsolidated investments:
Polymer Solutions	1,200	1,875	7,696	8,734
Catalysts	5,463	6,475	36,259	29,648
Fine Chemistry	—	—	—	—
Corporate & other	(27)	(325)	(201)	(407)

Total equity in net income of unconsolidated investments	6,636	8,025	43,754	37,975

Net income attributable to noncontrolling interests:
Polymer Solutions	(603)	(1,405)	(9,803)	(6,154)
Catalysts	—	—	—	—
Fine Chemistry	(3,867)	(2,914)	(18,306)	(7,357)
Corporate & other	(31)	(48)	26	(128)

Total net income attributable to noncontrolling interests	(4,501)	(4,367)	(28,083)	(13,639)

Segment income:
Polymer Solutions	36,615	50,958	237,811	198,261
Catalysts	83,554	58,544	323,601	248,773
Fine Chemistry	42,630	26,340	139,578	72,148

Total segment income	162,799	135,842	700,990	519,182
Corporate & other	(24,590)	(20,798)	(97,479)	(73,040)
Restructuring and other charges (a)	—	—	—	(6,958)
Interest and financing expenses	(8,998)	(7,474)	(37,574)	(25,533)
Other (expenses) income, net	(177)	1,204	357	2,788
Income tax expense	(29,591)	(23,802)	(130,014)	(92,719)

Net income attributable to Albemarle Corporation	$99,443	$84,972	$436,280	$323,720

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	The year ended December 31, 2010 included charges amounting to $7.0 million ($4.6 million after income taxes, or 5 cents per share) that related principally to reductions in force at our Bergheim, Germany site.

Additional Information

It should be noted that earnings, earnings per share and effective income tax rates which exclude special items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special items, EBITDA margin and EBITDA margin excluding special items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of our GAAP Net income attributable to Albemarle Corporation to EBITDA and EBITDA excluding special items.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding special items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to operating profit and net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Total segment operating profit	$160,606	$131,811	$685,144	$494,311
Corporate & other *	(24,532)	(20,425)	(97,304)	(72,505)
Restructuring and other charges	—	—	—	(6,958)

GAAP Operating profit	$136,074	$111,386	$587,840	$414,848

Total segment income	$162,799	$135,842	$700,990	$519,182
Corporate & other	(24,590)	(20,798)	(97,479)	(73,040)
Restructuring and other charges	—	—	—	(6,958)
Interest and financing expenses	(8,998)	(7,474)	(37,574)	(25,533)
Other (expenses) income, net	(177)	1,204	357	2,788
Income tax expense	(29,591)	(23,802)	(130,014)	(92,719)

GAAP Net income attributable to Albemarle Corporation	$99,443	$84,972	$436,280	$323,720

*	Excludes corporate equity income and noncontrolling interest adjustments of $(58) and $(373) for the three-month periods ended December 31, 2011 and 2010, respectively, and $(175) and $(535) for the years ended December 31, 2011 and 2010, respectively.

See below for a reconciliation of EBITDA and EBITDA excluding special items, the non-GAAP financial measures, from net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special items is defined as EBITDA before the special item as listed below.

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income attributable to Albemarle Corporation	$99,443	$84,972	$436,280	$323,720

Add:
Interest and financing expenses	8,998	7,474	37,574	25,533
Income tax expense	29,591	23,802	130,014	92,719
Depreciation and amortization	24,827	24,092	96,753	95,578

EBITDA	162,859	140,340	700,621	537,550
Restructuring and other charges	—	—	—	6,958

EBITDA excluding special item	$162,859	$140,340	$700,621	$544,508

Net sales	$707,390	$604,975	$2,869,005	$2,362,764

EBITDA Margin	23.0%	23.2%	24.4%	22.8%

EBITDA Margin excluding special item	23.0%	23.2%	24.4%	23.0%